Exhibit 10.1

REPLACEMENT CAPITAL COVENANT, dated as of September 27, 2007 (this “Replacement Capital Covenant”), by ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”) in favor of and for the benefit of each Covered Debtholder (as defined below).

RECITALS

A.                                   The Partnership has duly authorized and desires to cause to be issued a series of its debt securities designated the “8.05% Fixed/Floating Rate Junior Subordinated Notes due 2067” (the “Subordinated Notes”) under the Subordinated Indenture dated as of September 27, 2007 (the “Base Indenture”) between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 27, 2007 (the “Supplemental Indenture” and, together with the Base Indenture, the “Subordinated Indenture”) between the Partnership and the Trustee.  On the date hereof, the Partnership is issuing $400,000,000 aggregate principal amount of Subordinated Notes pursuant to the Subordinated Indenture, and after the date hereof, the Partnership may issue additional Subordinated Notes pursuant to the Subordinated Indenture.  For the avoidance of doubt, this Replacement Capital Covenant shall apply to any and all Subordinated Notes so issued.

B.                                     This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated September 27, 2007, relating to the Subordinated Notes, which supplements the Partnership’s Prospectus, dated January 17, 2006.

C.                                     The Partnership, in entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below, is doing so with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Partnership be estopped from breaching or disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

D.                                    The Partnership acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Partnership, and that non-compliance by the Partnership with its covenants in this Replacement Capital Covenant could result in damages to a Covered Debtholder.

NOW, THEREFORE, the Partnership hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1.                                Definitions.  Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

SECTION 2.                                Limitations on Repayment, Redemption and Purchase of Subordinated Notes.  The Partnership hereby promises and covenants to and for the benefit of each Covered Debtholder that the Partnership shall not repay, redeem or purchase, and shall not permit any Subsidiary of the Partnership to purchase, all or any part of the Subordinated Notes, in each case, on or before the Termination Date, except to the extent that the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of the following amounts:

(i)                                     the Applicable Percentage of (a) the aggregate amount of the net cash proceeds the Partnership and its Subsidiaries have received from the sale of Common Units and Subordinated Units and Rights to acquire Units (including Common Units, Subordinated Units and Rights to acquire Units sold pursuant to the Partnership’s Unit reinvestment plan, direct Unit purchase plan or employee benefit plans) and (b) the aggregate Market Value of any Common Units or Subordinated Units that have been issued by the Partnership and its Subsidiaries in connection with the conversion into or exchange for Common Units or Subordinated Units of any convertible or exchangeable securities, other than, in the case of clause (b), where the Partnership or any of its Subsidiaries has received equity credit from any NRSRO with respect to such convertible or exchangeable securities, in each of clauses (a) and (b) since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period); plus

(ii)                                  100% of the aggregate amount of net cash proceeds the Partnership and its Subsidiaries have received since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Replacement Capital Securities (other than the securities set forth in clause (i) above);

in each case, to Persons other than the Partnership and its Subsidiaries, within the applicable Measurement Period.  For purposes of this Replacement Capital Covenant, the term “repay” or “repayment” includes the defeasance by the Partnership of the Subordinated Notes as well as the satisfaction and discharge of its obligations under the Subordinated Indenture with respect to the Subordinated Notes.

SECTION 3.                              Covered Debt.

(a)                                  The Partnership represents and warrants that the Initial Covered Debt is Eligible Debt.

(b)                                 On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Partnership shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i)                                     the Partnership shall identify each series of then outstanding long-term indebtedness for money borrowed that is Eligible Debt of the Partnership;
(ii)                                  if only one series of such then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on such Redesignation Date;
(iii)                               if the Partnership has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Partnership shall identify the series that has the latest occurring final maturity date as of the date the Partnership is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on such Redesignation Date;

(iv)                              the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on such Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and
(v)                                 in connection with such identification of a new series of Covered Debt, the Partnership shall give the notice provided for in Section 3(c) within the time frame provided for in such section.

Notwithstanding any other provisions of this Replacement Capital Covenant, if a series of Eligible Senior Debt of the Partnership has become the Covered Debt in accordance with this Section 3(b), on the date on which the Partnership issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such new series of Eligible Subordinated Debt shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt.

(c)                                  Notice.  In order to give effect to the intent of the Partnership described in Recital C, the Partnership covenants that

(i)                                     simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give notice to the Holders of the Initial Covered Debt of this Replacement Capital Covenant and the rights granted to such Holders hereunder by delivering (or causing to be delivered) notice of the same to the trustee under the indenture relating to the Initial Covered Debt and to each such Holder and, to the extent any such Holder holds such Initial Covered Debt on behalf of any beneficial owner, appropriately instruct such Holder to provide a copy of such notice to such beneficial owner, and (y) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K (or any successor form) under the Securities Exchange Act;
(ii)                                  so long as the Partnership is a reporting issuer under the Securities Exchange Act, the Partnership shall include in each Annual Report on Form 10-K (or any successor form) filed after the date hereof with the Commission under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for money borrowed that is Covered Debt as of the date such Annual Report on Form 10-K (or any successor form) is filed with the Commission;
(iii)                               if a series of the long-term indebtedness for money borrowed of the Partnership (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Partnership shall (x) give notice of such occurrence within 30 days following such occurrence to the Holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued and (y) report such change in a Current Report on Form 8-K (or any successor form), which must incorporate by reference this Replacement Capital Covenant, and in the Partnership’s next Quarterly Report on Form 10-Q (or any successor form) or Annual Report on Form 10-K (or any successor form), as applicable;
(iv)                              if, and only if, the Partnership ceases to be a reporting company under the Securities Exchange Act, the Partnership shall (A) post on its website (or any other similar electronic platform generally available to the public) the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (B) cause a notice of the existence of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Partnership reasonably believes is appropriate (each an “Investor Screen”) and use its commercially reasonable efforts to cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on each Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and
(v)                                 promptly upon request by any Holder of Covered Debt, the Partnership shall provide such Holder with a definitive copy of this Replacement Capital Covenant.

(d)                                 If at any time the Covered Debt is held by a trust or other special purpose vehicle, a holder of capital securities of such trust or special purpose vehicle may institute a legal proceeding directly against the Partnership for the enforcement of this Replacement Capital Covenant, and such capital securities shall be deemed to be “Covered Debt” so long as the Covered Debt held by such trust or other special purpose vehicle remains Covered Debt.

SECTION 4.                              Termination, Amendment and Waiver.

(a)                                  The obligations of the Partnership pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of

(i)                                     the date on which all of the Subordinated Notes have been redeemed, purchased or paid in full in compliance with the terms of this Replacement Capital Covenant,
(ii)                                  the date, if any, on which the Holders of a majority in principal amount of the then-outstanding series of Covered Debt consent or agree in writing to terminate this Replacement Capital Covenant and the obligations of the Partnership hereunder,

(iii)                               the date on which the Partnership ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term),
(iv)                              the date on which the Subordinated Notes are accelerated as a result of an event of default under the Subordinated Indenture, and
(v)                                 the date that is 10 years after the Scheduled Maturity Date.

From and after the Termination Date, the obligations of the Partnership pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b)                                 This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Partnership with the consent of the Holders of at least a majority in principal amount then outstanding of the then effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Partnership (and without the consent of any Holders of the then effective series of Covered Debt) if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following):

(i)                                     such amendment or supplement eliminates Common Units or Subordinated Units (or Rights to acquire Units) as Replacement Capital Securities, if either (A) the Partnership has been advised in writing by a nationally recognized independent accounting firm or (B) an accounting standard or interpretive guidance of an existing accounting standard by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that, in each case, there is more than an insubstantial risk that the failure to do so would result in a reduction in the Partnership’s earnings per Common Unit or Subordinated Unit as calculated in accordance with generally accepted accounting principles in the United States,
(ii)                                  the effect of such amendment or supplement is solely to impose additional restrictions on the ability of the Partnership or any of its Subsidiaries to repay, redeem or purchase the Subordinated Notes or to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as Replacement Capital Securities and the Partnership has delivered to the Holders of the then effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate to that effect executed on its behalf by an officer of the Partnership or its general partner, or
(iii)                               such amendment or supplement is not adverse to the Covered Debtholders and the Partnership has delivered to the Holders of the then effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate executed on its behalf by an officer of the Partnership or its general partner stating that the Partnership has determined that such amendment or supplement is not adverse to the Covered Debtholders.  For the avoidance of doubt, an amendment or supplement that adds new types of Replacement Capital Securities or modifies the requirements of the Replacement Capital Securities described herein would not be adverse to the rights of the Covered Debtholders if, following such amendment or supplement, this Replacement Capital Covenant would satisfy clause (ii)(b) of the definition of Qualifying Replacement Capital Covenant.

(c)                                  For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement this Replacement Capital Covenant or the obligations of the Partnership hereunder shall be the Holders of the then effective Covered Debt as of a record date established by the Partnership that is not more than 60 days prior to the date on which the Partnership proposes that such termination, amendment or supplement becomes effective.

SECTION 5.                            Miscellaneous.

(a)                                  This Replacement Capital Covenant, and any claim arising herefrom or relating hereto, shall be governed by and construed in accordance with the law of the State of New York.

(b)                                 This Replacement Capital Covenant shall be binding upon the Partnership and its successors and assigns (provided that, in the event that the Partnership sells, conveys, transfers or otherwise disposes of all or substantially all its assets to any person and (i) such person assumes all the obligations of the Partnership under the indenture governing the then applicable Covered Debt and the Subordinated Indenture, (ii) such person assumes all the obligations of the Partnership under this Replacement Capital Covenant and (iii) the Partnership is released from its obligations under the indenture governing the then applicable Covered Debt and the Subordinated Indenture, the Partnership shall be released from all its obligations hereunder) and shall inure to the benefit of the Covered Debtholders as they exist from time to time (it being understood and agreed by the Partnership that if any Person who is a Covered Debtholder initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Partnership has violated one or more of its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Covered Debtholder is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed ceasing to be Covered Debt until the termination of such claim or proceeding).  Other than the Covered Debtholders as provided in the previous sentence, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of or entitled to rely on this Replacement Capital Covenant.  In particular, no holder of the Subordinated Notes is a third party beneficiary of this Replacement Capital Covenant, it being understood that the rights of the holders of the Subordinated Notes are set forth in the Subordinated Indenture.

(c)                                  All demands, notices, requests and other communications to the Partnership under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and

(i)                                     if served by personal delivery upon the Partnership, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day),
(ii)                                  if delivered by registered post or certified mail, return receipt requested, or sent to the Partnership by a national or international courier service, on the date of receipt by the Partnership (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or
(iii)                               if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Partnership at the address set forth below, or at such other address as the Partnership may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

If to the Partnership, to:

Enbridge Energy Partners, L.P.

1100 Louisiana, Suite 3300

Houston, Texas 77002

Attn: Corporate Secretary

Telephone: 713-821-2000

Telecopy:  713-821-2229.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Partnership has caused this Replacement Capital Covenant to be duly executed and delivered, as of the day and year first above written.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:	/s/ MARK A. MAKI
Name: Mark A. Maki
Title: Vice President - Finance
(Duly Authorized Officer)

Signature Page to Replacement Capital Covenant

SCHEDULE I

Definitions

“Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents that require the Partnership, in its discretion, to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and to apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Partnership pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

(a)                                  define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that the Partnership has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities to Persons other than the Partnership or any of its Subsidiaries, up to the Preferred Cap in the case of APM Qualifying Securities that are Qualifying Preferred Units, subject to the Common Cap, the Preferred Cap and the Share Cap, as applicable (each as defined below);

(b)                                 permit the Partnership to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Partnership to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Partnership from paying deferred Distributions out of any source of funds other than eligible proceeds (other than following an acceleration of such securities or the occurrence of the final maturity thereof);

(c)                                  if deferral of Distributions continues for more than one year (or such shorter period as is provided in the terms of the Qualifying Capital Securities), require the Partnership and its Subsidiaries not to redeem or purchase any securities that rank pari passu with or junior to the most senior issuable APM Qualifying Securities that the Partnership has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”);

(d)                                 limit the obligation of the Partnership to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities to:

(i)                                     in the case of APM Qualifying Securities that are Common Units or Subordinated Units and Rights to acquire Units, either (x) during the first five years of any deferral period or (y) with respect to deferred Distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), to a number of Common Units, Subordinated Units and Units purchasable upon the exercise of any Rights to acquire Units, which, in the aggregate, does not exceed 2% of the outstanding number of Common Units and Subordinated Units (the “Common Cap”); and
(ii)                                  in the case of APM Qualifying Securities that are Qualifying Preferred Units, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the liquidation or principal amount of the Qualifying Capital Securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);

(e)                                  in the case of Qualifying Capital Securities other than Qualifying Preferred Units, include a Bankruptcy Claim Limitation Provision; and

(f)                                    permit the Partnership, at its option, to provide that if the Partnership is involved in a merger, consolidation, amalgamation, binding unit exchange or conveyance, transfer or lease of all or substantially all of its assets to any other Person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting or transferee entity’s voting securities is owned by Persons other than the equityholders in the Partnership immediately prior to giving effect to the business combination, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the business combination; provided (and it being understood) that:

(i)                                     the Alternative Payment Mechanism may at the discretion of the Partnership include a unit cap limiting the issuance of APM Qualifying Securities consisting of Common Units, or Subordinated Units and Qualifying Warrants, in each case to a maximum issuance cap to be set at the discretion of the Partnership; provided that such maximum issuance cap will be subject to the Partnership’s agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached and (x) simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Common Units or Subordinated Units or (y) if the Partnership cannot increase the maximum issuance cap as contemplated in the preceding clause, by requesting the Board to adopt a resolution for unitholder vote at a unitholders meeting to be held within the next 12 months to increase the number of units of authorized Common Units or Subordinated Units for purposes of satisfying its obligations to pay deferred Distributions;
(ii)                                  the Partnership shall not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
(iii)                               if, due to a Market Disruption Event or otherwise, the Partnership is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Partnership will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Preferred Cap, and any maximum issuance cap referred to above, as applicable; and
(iv)                              if the Partnership has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Partnership from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity):

(a)                                  Common Units or Subordinated Units; or

(b)                                 Qualifying Warrants; and

(c)                                  Qualifying Preferred Units;

in each case, of the Partnership;

provided that if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both Common Units, Subordinated Units and Qualifying Warrants, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the Partnership to issue Qualifying Warrants.

“Applicable Percentage” means:

(a)                                  200% with respect to any repayment, redemption or purchase prior to the Scheduled Maturity Date; and

(b)                                 400% with respect to any repayment, redemption or purchase on or after the Scheduled Maturity Date.

“Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Partnership, limit the claim of the holders of such Qualifying Capital Securities to Distributions that accumulate during (a) any deferral period, in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism, or (b) any period in which the Partnership fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of Qualifying Capital Securities having a Mandatory Trigger Provision, to:

(i)                                     in the case of Qualifying Capital Securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Units, 25% of the stated or principal amount of such securities then outstanding; and

(ii)                                  in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Units that the Partnership has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Units.

“Base Indenture” has the meaning specified in Recital A.

“Board” means the Board of Directors of the General Partner or any authorized committee of the Board of Directors of the General Partner or any directors and/or officers of the General Partner to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder.  If the Partnership shall change its form of entity to other than a limited partnership, the references to the Board of Directors of the General Partner shall mean the Board of Directors (or other comparable governing body) of the Partnership.

“Business Day” means each day other than (a) a Saturday or Sunday or (b)(i) a day on which banking institutions in Houston, Texas or The City of New York are authorized or required by law or executive order to remain closed or, (ii) a day on or after October 1, 2017, that is not a London business day.  A “London business day” is any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not Subsidiaries of the Partnership in public offerings or private placements.  The Partnership shall not be considered to have made commercially reasonable efforts to effect a sale of APM Qualifying Securities if the Partnership determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations on such securities.

“Commission” means the United States Securities and Exchange Commission.

“Common Cap” has the meaning specified in the paragraph (d)(i) of the definition of Alternative Payment Mechanism.

“Common Units” means (i) common limited partnership interests of the Partnership, including, without limitation, those interests described as Common Units, Class C Units or I-Units in the Partnership’s partnership agreement, and (ii) interests of the Partnership possessing substantially similar characteristics, provided that such interests (A) are perpetual, with no prepayment obligation on the part of the Partnership, whether at the election of the holder or otherwise, and (B) other than any Subordinated Units, are (at the time of issuance and thereafter) the most junior and subordinated securities issuable by the Partnership, with liquidation rights limited to a share of the Partnership’s assets, if any, remaining after satisfaction in full of all creditors and of all holders of any other equity securities of the Partnership that rank senior to the Common Units.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Partnership of a series during the period that such series of long-term indebtedness for money borrowed is Covered Debt and after the procedures provided for in Sections 3(c)(i)(x) and 3(c)(iii)(1), or Section 3(c)(iv), as applicable, have been completed with respect to the designation of such series of long-term indebtedness for money borrowed as Covered Debt.

“Debt Exchangeable for Equity” means Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(a)                                  gives the holder a beneficial interest in (i) a fractional interest in a unit purchase contract for a Common Unit or Subordinated Unit that will be settled in three years or less, with the number of Common Units or Subordinated Units purchasable pursuant to such unit purchase contract to be within a range established at the time of issuance of such securities, subject to customary anti-dilution adjustments and (ii) debt securities of the Partnership that are not redeemable at the option of the Partnership or the holder thereof prior to the settlement of the unit purchase contracts;

(b)                                 provides that the investors directly or indirectly grant to the Partnership a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Common Units or Subordinated Units pursuant to such unit purchase contracts;

(c)                                  includes a remarketing feature pursuant to which such debt securities are remarketed to new investors commencing not later than 30 days prior to the settlement date of the purchase contract; and

(d)                                 provides for the proceeds raised in the remarketing to be used to purchase Common Units or Subordinated Units under the unit purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the unit purchase contracts will be settled by the Partnership exercising its remedies as a secured party with respect to its debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(a)                                  gives the holder a beneficial interest in (i) subordinated debt securities of the Partnership that include a provision requiring the Partnership to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such subordinated debt securities commencing not later than the fifth anniversary of the commencement of such deferral period and that are the most junior subordinated debt of the Partnership (or rank pari passu with the most junior subordinated debt of the Partnership) (in this definition, “subordinated debt”) and (ii) a fractional interest in a unit purchase contract for a share of Qualifying Preferred Units of the Partnership that ranks pari passu with or junior to all other preferred units of the Partnership (in this definition, “preferred units”);

(b)                                 provides that the investors directly or indirectly grant to the Partnership a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase preferred units of the Partnership pursuant to such unit purchase contracts;

(c)                                  includes a remarketing feature pursuant to which the subordinated debt of the Partnership is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on: (i) the dissolution of the Partnership or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;

(d)                                 provides for the proceeds raised in the remarketing to be used to purchase preferred units of the Partnership under the unit purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the unit purchase contracts will be settled by the Partnership exercising its remedies as a secured party with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

(e)                                  is subject to a Qualifying Replacement Capital Covenant that will apply to such securities and preferred units, and will not include Debt Exchangeable for Equity as a Replacement Capital Security; and

(f)                                    after the issuance of such preferred units, provides the holders of such securities with a beneficial interest in such preferred units.

“Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any securities or combination of securities, each period from and including the issue date or a Distribution Date, as applicable, for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Partnership.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time, each series of outstanding unsecured long-term indebtedness for money borrowed of the Partnership that (a) upon a bankruptcy, liquidation, dissolution or winding up of the Partnership, ranks most senior among the Partnership’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the Partnership has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c), (d), (e) and (f) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents, (e) has a remaining life to maturity of not less than five years and (f) is not issued pursuant to, or governed by, an instrument that contains any provisions that would preclude the holder thereof from relying upon the promise in the Replacement Capital Covenant.  For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the Partnership, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the Partnership’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time, each series of the Partnership’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the Partnership, ranks senior to the Subordinated Notes and subordinate to the Partnership’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the Partnership has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c), (d), (e) and (f) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents, (e) has a remaining life to maturity of not less than five years and (f) is not issued pursuant to, or governed by, an instrument that contains any provisions that would preclude the holder thereof from relying upon the promise in the Replacement Capital Covenant.  For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the Partnership, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the Partnership’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Final Repayment Date” means the “Final Repayment Date” as defined in and as determined under the Subordinated Indenture (including after giving effect to any extension election by the Partnership pursuant to the extension provisions in Section 2.2(b) of the Supplemental Indenture).

“General Partner” means Enbridge Energy Company, Inc., a Delaware corporation, and its successors as general partner of the Partnership or Enbridge Energy Management, L.L.C., a Delaware limited liability company, as the delegate of the power to manage and control the business and affairs of the Partnership pursuant to the Delegation of Control Agreement, dated October 17, 2001, among Enbridge Energy Management, L.L.C. and Enbridge Energy Company, Inc., as the same may be amended from time to time, and successors of Enbridge Energy Management, L.L.C. as delegate of the General Partner.

“Holder” means, as to the Covered Debt then in effect, each record holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Partnership with respect to such Covered Debt and each beneficial owner of such Covered Debt holding such Covered Debt through a participant in a clearing agency.

“Initial Covered Debt” means the Partnership’s 6.30% senior notes due 2034.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer or its Subsidiaries will redeem or purchase such securities only with the proceeds (or an applicable percentage of proceeds) or Market Value of replacement capital securities that have terms and provisions at the time of redemption or purchase that receive as much or more equity credit than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Investor Screen” has the meaning specified in Section 3(c)(iv).

“Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:

(a)                                  require, or at its option in the case of non-cumulative perpetual preferred units, permit, the issuer of such Qualifying Capital Securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such Qualifying Capital Securities or related transaction agreements (for the avoidance of doubt, payment of such Distributions with cash from any source other than APM Qualifying Securities is not permitted immediately following the failure of the issuer to satisfy such financial test(s)), in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such Qualifying Capital Securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of Common Units, Subordinated Units and Qualifying Warrants the proceeds of which may be applied to pay such Distributions pursuant to such provision to the Common Cap, unless the Mandatory Trigger Provision requires such issuance and sale within one year of such failure, and (ii) the amount of Qualifying Preferred Units the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b)                                 other than in the case of non-cumulative preferred units, if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, prohibit the issuer and any of its Subsidiaries from repurchasing any securities that are pari passu with or junior to its respective APM Qualifying Securities, the proceeds of which were used to pay deferred Distributions since such failure before the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions in full;

(c)                                  other than in the case of non-cumulative perpetual preferred units, include a Bankruptcy Claim Limitation Provision; and

(d)                                 prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such deferred Distributions in full;

provided (and it being understood) that:

(a)                                  the issuer will not be obligated to issue (or use Commercially Reasonable Efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(b)                                 if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(c)                                  if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its rights under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a)                                  the Partnership would be required to obtain the consent or approval of its unitholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the Partnership’s commercially reasonable efforts to obtain such consent or approval, or a regulatory authority instructs the Partnership not to sell or offer for sale APM Qualifying Securities at such time;

(b)                                 trading in securities generally (or in the Partnership’s Common Units or any preferred units of the Partnership) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Units and/or the Partnership’s preferred units are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Common Units and/or such preferred units;

(c)                                  a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(d)                                 a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(e)                                  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f)                                    there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(g)                                 an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Partnership, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Partnership, is not otherwise required by law and would have a material adverse effect on the business of the Partnership or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Partnership to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) shall not exceed an aggregate of 180 days in any 360-day period; or

(h)                                 the Partnership reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with law or a rule or regulation of the Commission and the Partnership is unable to comply with such law or rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 180 days in any 360-day period.

The definition of “Market Disruption Event” as used in any Qualifying Capital Securities may include less than all of the paragraphs outlined above, as determined by the Partnership at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the Partnership would otherwise endeavor to issue preferred units, shall be limited to circumstances affecting markets where the preferred units of the Partnership trade or where a listing for its trading is being sought.

“Market Value” means, on any date, the closing sale price per Common Unit (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Units are not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Units are traded or quoted; if the Common Units are not either listed or quoted on any U.S. securities exchange on the relevant date, the Market Value will be the average of the mid-point of the bid and ask prices for the Common Units on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Partnership for this purpose or, in the event such bid and ask prices are not available and in the case of Subordinated Units and Rights to acquire Units, a value determined by a nationally recognized independent investment banking firm selected by the Board for this purpose.

“Measurement Date” means, with respect to any payment, redemption or purchase of Subordinated Notes (a) on or prior to the Scheduled Maturity Date, the date that is 180 days prior to delivery of notice of such payment or redemption or prior to the date of such purchase and (b) after the Scheduled Maturity Date, the date that is 90 days prior to delivery of notice of such payment or redemption or prior to the date of such purchase.

“Measurement Period” means the period from the Measurement Date to the related notice date or purchase date.  Measurement Periods cannot run concurrently.

“Non-Cumulative” means, with respect to any securities, that the Partnership may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.  Securities that include an Alternative Payment Mechanism shall also be deemed to be Non-Cumulative for all purposes of this Replacement Capital Covenant.

“NRSRO” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act.

“Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:

(a)                                  (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or

(b)                                 the issuer of such securities may, in its sole discretion, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to at least ten years, without any remedy other than Permitted Remedies.

“Partnership” has the meaning specified in the introduction to this instrument.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a)                                  rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange on which such securities may be listed or traded), or

(b)                                 complete or partial prohibitions on the issuer paying Distributions on or repurchasing Common Units, Subordinated Units or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, corporation or other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Cap” has the meaning specified in paragraph (d)(ii) of the definition of Alternative Payment Mechanism.

“Qualifying Capital Securities” means securities or combinations of securities (other than Common Units, Subordinated Units or Rights to acquire Units and securities convertible into or exchangeable for Common Units or Subordinated Units) that in the determination of the Board, reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

(i)                                     in connection with any repayment, redemption or purchase of Subordinated Notes on or prior to the date that is 50 years prior to the Final Repayment Date:

(A)                              securities issued by the Partnership that (1) rank pari passu with or junior to the Subordinated Notes upon the liquidation, dissolution or winding up of the Partnership, (2) have no maturity or a maturity of at least 55 years and (3) either (x) are subject to a Qualifying Replacement Capital Covenant and have an Optional Deferral Provision, or (y) have an Optional Deferral Provision and a Mandatory Trigger Provision;

(B)                                securities issued by the Partnership that (1) rank pari passu with or junior to other preferred units of the Partnership, (2) have no maturity or a maturity of at least 40 years, (3) are subject to Intent-Based Replacement Disclosure and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or

(C)                                securities issued by the Partnership that (1) would rank junior to all of the senior and subordinated debt of the Partnership other than the Subordinated Notes, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and (3) have no maturity or a maturity of at least 55 years and are subject to Intent-Based Replacement Disclosure;

(D)                               cumulative preferred units issued by the Partnership that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (2)(a) has no maturity or a maturity of at least 55 years and (b) is subject to a Qualifying Replacement Capital Covenant; or

(E)                                 Non-Cumulative Qualifying Preferred Units; or

(ii)                                  in connection with any repayment, redemption or purchase of Subordinated Notes after the date that is 50 years prior to the Final Repayment Date:

(A)                              all securities described under clause (i) of this definition;

(B)                                securities issued by the Partnership that (1) rank pari passu with or junior to the Subordinated Notes upon a liquidation, dissolution or winding up of the Partnership, (2) have an Optional Deferral Provision, (3) have no maturity or a maturity of at least 55 years and (4) are subject to Intent-Based Replacement Disclosure;

(C)                                securities issued by the Partnership that (1) rank pari passu with or junior to the Subordinated Notes upon a liquidation, dissolution or winding-up of the Partnership, (2) have no maturity or a maturity of at least 35 years and (3)(a) have an Optional Deferral Provision and are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision; or

(D)                               other securities issued by the Partnership that (1) rank upon a liquidation, dissolution or winding-up of the Partnership either (a) pari passu with or junior to the Subordinated Notes or (b) pari passu with the claims of the Partnership’s trade creditors and junior to all of the Partnership’s long-term indebtedness for money borrowed (other than the Partnership’s long-tern indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Partnership), and (2) either (a) have no maturity or a maturity of at least 40 years, are subject to Intent-Based Replacement Disclosure and have a Mandatory Trigger Provision and an Optional Deferral Provision or (b) have no maturity or a maturity of at least 25 years, are subject to a Qualified Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision;

provided, however, that if any of the securities described in the foregoing clauses (i) and (ii) is structured at the time of issuance with a distribution rate step-up (whether interest or dividend) of more than 25 basis points prior to the 25th anniversary of such issuance, then such security shall be subject to a replacement capital covenant that will remain in effect until at least the Scheduled Maturity Date and that is otherwise substantially similar to this Replacement Capital Covenant.

It is acknowledged that, as of the date hereof, securities issued by a master limited partnership containing an Alternative Payment Mechanism or a Mandatory Trigger Provision have not been approved as Qualifying Capital Securities by all of the NRSROs.  As a result, such securities will not be issued or considered as Qualifying Capital Securities until there is prior written approval from all NRSROs then maintaining a credit rating on such issuer.

“Qualifying Preferred Units” means non-cumulative perpetual preferred units issued by the Partnership that (a) contractually rank pari passu with or junior to all other preferred units of the Partnership and contain no remedies as a consequence of non-payment of Distributions other than Permitted Remedies and (b) either (i) are subject to Intent-Based Replacement Disclosure and have a provision that prohibits the Partnership from paying any Distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (ii) are subject to a Qualifying Replacement Capital Covenant; provided, however, that if such preferred units include Intent-Based Replacement Disclosure and are structured at the time of issuance with a distribution rate step-up of more than 25 basis points prior to the 25th anniversary of such issuance, then such preferred units shall, in lieu of Intent-Based Replacement Disclosure, be subject to a replacement capital covenant that will remain in effect until at least the Scheduled Maturity Date and that is otherwise substantially similar to this Replacement Capital Covenant.

“Qualifying Replacement Capital Covenant” means (i) a replacement capital covenant substantially similar to this Replacement Capital Covenant or (ii) a replacement capital covenant, as identified by the Board, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (a) entered into by the Partnership at a time when the Partnership is a reporting company under the Securities Exchange Act and (b) that restricts the Partnership and its Subsidiaries from repaying, redeeming or purchasing identified securities except to the extent of the applicable percentage of the net proceeds (or Market Value) of specified replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that receive as much or more equity credit than the securities then being repaid, redeemed or purchased, raised within the 180 day period prior to the applicable repayment, redemption or purchase date.

“Qualifying Warrants” means net settled warrants to purchase Common Units or Subordinated Units that have an exercise price greater than the current Market Value of the Partnership’s Common Units or Subordinated Units as of their date of issuance, that do not entitle the Partnership to redeem for cash and the holders of such warrants are not entitled to require the Partnership to repurchase for cash in any circumstance.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if such Covered Debt is to be repaid, redeemed or purchased by the Partnership or any Subsidiary of the Partnership either in whole or in part with the consequence that, after giving effect to such repayment, redemption or purchase, the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable repayment, redemption or purchase date and (c) if such

Covered Debt is not Eligible Subordinated Debt, the date on which the Partnership issues Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” means

(a)                                  Common Units, Subordinated Units and Rights to acquire Units;

(b)                                 Debt Exchangeable for Equity; and

(c)                                  Qualifying Capital Securities.

“Repurchase Restriction” has the meaning specified in paragraph (c) of the definition of Alternative Payment Mechanism.

“Rights to acquire Units” includes any right to acquire Common Units or Subordinated Units.

“Scheduled Maturity Date” means the “Scheduled Maturity Date” as defined in and as determined under the Subordinated Indenture (including after giving effect to any extension election(s) by the Partnership pursuant to the extension provisions in Section 2.2(a) of the Supplemental Indenture.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subordinated Indenture” has the meaning specified in Recital A.

“Subordinated Notes” has the meaning specified in Recital A.

“Subordinated Units” means limited partnership interests of the Partnership that rank pari passu with or junior to the Common Units of the Partnership either upon the liquidation, dissolution or winding up of the Partnership or with respect to distributions from the Partnership, provided that such interests are perpetual, with no prepayment obligation on the part of the Partnership, whether at the election of the holder or otherwise.

“Subsidiary” means, at any time, any Person the units, shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Supplemental Indenture” has the meaning specified in the introduction to this instrument.

“Termination Date” has the meaning specified in Section 4(a).

“Units” means Common Units or Subordinated Units, or any combination of the foregoing, as applicable.